Exhibit 99.1

Blue Water Biotech Expands Commercial Portfolio by Acquiring Six FDA-Approved Drugs Across

Various Treatment Areas

CINCINNATI, OH, June 14, 2023 -- Blue Water Biotech, Inc. (Nasdaq: BWV), a biotechnology company spanning multiple sectors, today announced the signing of an Asset Purchase Agreement (the “Agreement”) with WraSer, LLC and Xspire Pharma, LLC (together, “WraSer”) for the purchase of six FDA-approved assets across multiple indications, including cardiology, otic infections, and pain management (the “WraSer Assets”).

Under the terms of the Agreement, Blue Water Biotech, Inc. (“Blue Water” or the “Company”) will purchase the WraSer Assets for a total of $8.5 million cash consideration payable in three tranches: at signing, upon closing and within one year of closing. In addition, WraSer shall receive 1.0 million restricted shares of Blue Water’s common stock on the closing date. The closing of the transaction is subject to certain customary closing conditions, as well as WraSer’s delivery of 2022 audited financial statements for WraSer’s parent company, Legacy-Xspire Holdings, LLC, to Blue Water. Blue Water will assume management of the WraSer Assets during the audit period. The audited financial statements will be publicly filed promptly after completion of the audit. The assets under the Agreement include the patents related to ZONTIVITY®, a medication for the reduction of thrombotic cardiovascular events in patients with a history of myocardial infarction (“MI”) or with peripheral arterial disease (“PAD”), as well as additional products for the treatment of hypertension, otitis media, and pain management.

ZONTIVITY®, a once daily pill approved in 2014, is a first-in-class protease activated receptor-1 inhibitor which mediates the cellular effects of thrombin to reduce the risk of major adverse cardiovascular events and major adverse limb events when used in addition to aspirin and/or clopidogrel in patients with PAD. In a pivotal Phase 3 clinical trial, ZONTIVITY® was shown to reduce the rate of a combined endpoint of cardiovascular death, MI, stroke, and urgent coronary revascularization, with 13,186 patients evaluated for safety and 2,187 patients treated with ZONTIVITY® for more than three years.

This Agreement also includes the purchase of licenses to market and distribute two antibiotic otic products, OTOVEL® and CETRAXAL®, and their authorized generics currently marketed and distributed by WraSer. OTOVEL®, ciprofloxacin and fluocinolone acetonide, is used to treat acute otitis media (“AOM”) in children 6 months of age and older who have a tiny cylinder tube, known as a tympanostomy tube, inserted in their eardrum that prevents excess fluid in the middle ear. While tympanostomy tubes are typically placed as a result of multiple ear infections within a short timeframe, they do not prevent AOM, and one study found that over 80% of children had an episode of AOM within 18 months of tympanostomy tube placement. OTOVEL®, which contains an antibiotic to treat the infection and an anti-inflammatory to reduce pain and swelling, is the first and only antibiotic and steroid ear drop available in single use vials.

In two clinical studies of pediatric patients with AOM with tympanostomy tubes, children who took OTOVEL® were clear of otorrhea in a median of 3.75 and 4.94 days, whereas those on antibiotic alone were not clear until a median of 7.69 and 6.83 days. The clinical studies also showed that the combination of medicines in OTOVEL® had similar side effects as the separate medicines. Blue Water is currently developing a vaccine to prevent acute otitis media regardless of tympanostomy tube insertion, and the Company intends to leverage this experience and expertise in the future commercialization and marketing for OTOVEL®.

The second otic product included in the Agreement, CETRAXAL®, ciprofloxacin otic solution available in individual unit dosing vials, is used to treat otitis externa, more commonly called swimmer’s ear, in children with an intact tympanic membrane. Swimmer’s ear is characterized by redness or swelling, irritation, or infection of the outer ear canal and can be very painful if left untreated, primarily impacting children that spend a lot of time in the water.

In addition to ZONTIVITY® and otic products, Blue Water will purchase the licensed rights to market and distribute CONJUPRI®, a calcium channel blocker that can be used alone or in combination with other antihypertensive agents for the treatment of hypertension to lower blood pressure. Lowering blood pressure reduces the risk of fatal and nonfatal cardiovascular events, primarily strokes and MIs. Additionally, Blue Water will purchase two pain medications, TREZIX™ (acetaminophen, caffeine, and dihydrocodeine bitartrate), for the treatment of moderate to moderately severe pain for which non-opioids are inadequate, and NALFON® (fenoprofen calcium), for relief of mild to moderate pain in adults, as well as relief of the signs and symptoms related to rheumatoid arthritis and osteoarthritis.

“The team at WraSer has developed a strong pipeline across cardiology, otic products, as well as pain management, and we are thrilled to add these assets to our portfolio at Blue Water,” said Joseph Hernandez, Chairman and Chief Executive Officer of Blue Water. “In recent months, we have invested significant efforts to build our corporate infrastructure to support our transition into a commercial-stage company, including key hires with extensive experience in commercial operations. We are confident that bringing these assets into our portfolio will strengthen Blue Water’s financial position, allow us to advance our robust vaccine pipeline, and help millions of patients around the world receive proper access to critical treatments.”

“Our products have been developed to provide patients with life changing, and potentially lifesaving, treatments, and we are happy to partner with Blue Water to continue this mission,” said Greg Stokes, Chief Executive Officer of WraSer. “Their management team has extensive experience with commercial products across a wide range of treatment areas, and we look forward to supporting them through this transition, as well as seeing the continued success of these products for patients in need.”

Blue Water, with its recent purchase of ENTADFI® and through this acquisition, has established itself as a commercial-stage biopharmaceutical company. The Company intends to leverage its robust management and commercial team curated to maximize sales and success of all products acquired from the Agreement, as well as ENTADFI®, to further develop corporate infrastructure and to support and its extensive vaccine pipeline.

About Blue Water Biotech

Blue Water Biotech, Inc. is a biological and pharmaceutical technology company focused on developing and providing transformational therapies to address significant health challenges globally. Headquartered in Cincinnati, OH, the Company owns ENTADFI®, an FDA-approved, once daily pill that combines finasteride and tadalafil for the treatment of benign prostatic hyperplasia. This combination allows men to receive treatment for their symptoms of benign prostatic hyperplasia without the negative sexual side effects typically seen in patients on finasteride alone. The Company also has a robust vaccine pipeline. Blue Water holds the rights to proprietary technology developed at the University of Oxford, Cincinnati Children’s Hospital Medical Center, St. Jude Children’s Hospital, and The University of Texas Health Science Center at San Antonio. Blue Water is developing a Streptococcus pneumoniae vaccine candidate, designed to specifically prevent highly infectious middle ear infections, known as AOM, in children, and prevention of pneumonia in the elderly. The Company is also developing a universal flu vaccine that will provide protection from all virulent strains in addition to licensing a novel norovirus S&P nanoparticle versatile virus-like particle vaccine platform from Cincinnati Children’s to develop vaccines for multiple infectious diseases, including Marburg and monkeypox, among others. Additionally, the Company is developing a Chlamydia vaccine candidate with UT Health Science Center San Antonio to prevent infection and reduce the need for antibiotic treatment associated with contracting Chlamydia disease. For more information about Blue Water, visit www.bwbioinc.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Blue Water’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks related to Blue Water’s ability to realize the benefits of its acquisitions of ENTADFI®, ZONTIVITY®, OTOVEL®, CETRAXAL®, CONJUPRI®, TREZIX™ and NALFON®, risks related to Blue Water’s ability to expand its business scope, commercialize ENTADFI® and integrate the assets and commercial operations acquired from WraSer into Blue Water’s business, risks related to the development of Blue Water’s vaccine candidates; the failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; delays and uncertainties caused by the global COVID-19 pandemic; risks related to the timing and progress of clinical development of our product candidates; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and substantial competition. As with any vaccine under development, there are significant risks in the development, regulatory approval and commercialization of new products. Blue Water does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in Blue Water’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2023 and periodic reports filed with the SEC on or after the date thereof. All of Blue Water’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

Media Contact Information:

Blue Water Media Relations

Telephone: (646) 942-5591

Email: Nic.Johnson@russopartnersllc.com

Investor Contact Information:

Blue Water Investor Relations

Email: investors@bwbioinc.com

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